SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2008 (November 14, 2008)

MAKEUP.COM LIMITED
(Exact name of Company as specified in Charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3416 Via Lido, Suite F
Newport Beach, California 92663
(Address of Principal Executive Offices)

800-347-5057
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2008, Robert Rook, our Chief Executive Officer, determined that our financial statements for the quarterly period ended June 30, 2008 can no longer be relied upon.  This determination is based on the following:

We inadvertently posted returned inventory to sales in the amount of approximately $85,000.  This resulted in an overstatement of sales by $85,000, an overstatement of cost of goods sold by approximately $71,000 and an overstatement of inventory of approximately $14,000.  We also discovered (and resolved) a minor issue with our accounting software which resulted in an additional overstatement in inventory and an understatement in cost of goods sold of approximately $2,000.  The overall effect of the above adjustments decreased inventory by $16,000, cost of goods sold by $70,000 and revenue by $85,000.

We intend to file an amendment to our Form 10-Q for the quarter ended June 30, 2008 as soon as practicable.

The members of our board of directors have discussed with our independent registered public accounting firm, Mendoza Berger Company, LLP, the matters disclosed in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKEUP.COM LIMITED

Dated: November 17, 2008	By:	/s/ Robert E. Rook
Robert E. Rook Chief Executive Officer

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